UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2009

China Shoe Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139910	20-2234410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23/F, Westin Center, 26 Hung To Road
Kwun Tong, Kowloon, Hong Kong
 (Address of principal executive offices) (zip code)

011-86-21-59587756
 (Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 4, 2009, Mr. Jonathan So, the Chief Executive Officer of China Shoe Holdings, Inc. (the “Company”) resigned and thereby terminated his service as Chief Executive Officer. There was no disagreement or dispute between Mr. So and the Company which led to his resignation.

Additionally, on June 4, 2009, the Board of Directors of the Company appointed Mr. Man Shing Wu, a member of the board of directors, as Chief Executive Officer.  Mr. Wu does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.   Additionally, Mr. Wu has never entered into a transaction, nor is there any proposed transaction, between Mr. Wu and the Company.

In connection with Mr. So’s resignation as Chief Executive Officer, Mr. Wu resigned as Chairman of the Board of Directors, and Mr. So was appointed to serve as Chairman of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

None.

  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOE HOLDINGS, INC.

Date: June 11, 2009	/s/ Man Shing Wu
Name: Man Shing Wu
Title: Chief Executive Officer